Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1994 Stock Option Plan of Trusted Information Systems, Inc. of our report dated April 29, 1996 (except Note 10, for which the date is September 28, 1996) with respect to the consolidated financial statements of Trusted Information Systems, Inc. included in its Registration Statement on Form S-1, File No. 333-5419, as filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP


Vienna, Virginia
January 21, 1997